FIRST AMENDMENT TO
SECOND AMENDED AND RESTATED CREDIT AGREEMENT

THIS FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment") is entered into as of September 28, 2020, by and among Wells Fargo Capital Finance, LLC, a Delaware limited liability company, as the arranger and administrative agent (the "Agent") for the Lenders (as defined in the Credit Agreement referred to below), the Lenders party hereto, WABASH NATIONAL CORPORATION, a Delaware corporation ("Wabash"), certain Subsidiaries of Wabash designated on the signature pages hereto as borrowers (together with Wabash, such Subsidiaries are collectively referred as the "Borrowers") and certain Subsidiaries of Wabash designated on the signature pages hereto as guarantors. Capitalized terms not otherwise defined herein have the definitions provided therefor in the Credit Agreement (as hereinafter defined).
WHEREAS, Borrowers, Agent, and Lenders are parties to that certain Second Amended and Restated Credit Agreement dated as of December 21, 2018 (as amended, restated, modified or supplemented from time to time, the "Credit Agreement");
WHEREAS, Borrowers have informed Agent that one of the Borrowers changed its name from Supreme Armored, Inc. to Supreme Upfit Solutions & Services, Inc. without providing Agent with at least 10 days prior written notice of such change as required by Section 6.5 of the Credit Agreement, resulting in an Event of Default under Section 8.1(a) of the Credit Agreement (the "Name Change Default")
WHEREAS, Borrowers, Agent and Lenders have agreed to (a) waive the Name Change Default and (b) amend and modify the Credit Agreement as provided herein subject to the terms and provisions hereof;
NOW THEREFORE, in consideration of the premises and mutual agreements herein contained, the parties hereto agree as follows:
1.    Amendment. Subject to the satisfaction of the conditions to effectiveness set forth in Section 2 below, the Credit Agreement is hereby amended as follows:
(a)    Section 2.4(e)(ii) of the Credit Agreement is hereby amended and restated in its entirety as follows:
(ii)    Dispositions. Subject to the applicable provisions of the Intercreditor Agreement, within three (3) Business Days of the date of receipt by any Loan Party or any of its Subsidiaries of the Net Cash Proceeds in excess of $5,000,000 from any voluntary or involuntary sale or disposition by any Loan Party or any of its Subsidiaries of assets (excluding sales or dispositions which qualify as Permitted Dispositions under clauses (a), (b), (c), (d), (e), (i), (j) and (l) of the definition of Permitted Dispositions and, to the extent that a Dominion Period is not then in effect, clause (f) of the definition of Permitted Disposition, but including casualty losses or condemnations in respect thereof), such Borrower shall prepay the outstanding principal amount of the Obligations in accordance with Section 2.4(f) in an amount equal to 100% of such Net Cash Proceeds (including condemnation awards and payments in lieu thereof) received by such Person in connection with such sales or dispositions; provided that, so long as

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(A) no Default or Event of Default shall have occurred and is continuing or would result therefrom, (B) Borrowers shall have given Agent prior written notice of Borrowers' intention to apply such monies to the costs of replacement of the properties or assets that are the subject of such sale or disposition or the cost of purchase or construction of other assets useful in the business of Borrowers or their Subsidiaries, (C) pending such application, the monies are held in a Deposit Account in which Agent has a perfected first-priority security interest (subject to Permitted Liens), and (D) Borrowers or their Subsidiaries, as applicable, complete such replacement, purchase, or construction, or enter into a binding commitment with respect to such replacement, purchase or construction, in each case within 365 days after the initial receipt of such monies, then the Loan Party or Subsidiary whose assets were the subject of such disposition (in the case of a replacement) or any of the Loan Parties shall have the option to apply such monies to the costs of replacement of the assets that are the subject of such sale or disposition or the cost of purchase or construction of other assets useful in the business of Borrowers or their Subsidiaries unless and to the extent that such applicable period shall have expired without such replacement, purchase, or construction being made or completed (or, in the case of replacements, purchases or construction to which Borrowers or their Subsidiaries have committed within such 365-day period, to the extent that such replacement, purchase or construction shall not have been made or completed within 180 days from the end of such 365-day period), in which case, any amounts remaining in the Deposit Account referred to in clause (C) above shall be paid to Agent and applied in accordance with Section 2.4(f). Nothing contained in this Section 2.4(e)(ii) shall permit any Loan Party or any of its Subsidiaries to sell or otherwise dispose of any assets other than in accordance with Section 6.4. For clarity, in the event that Borrowers at any time elect to apply the Net Cash Proceeds described in this Section 2.4(e)(ii) to prepay the Obligations, the reinvestment requirements described herein shall cease to be applicable to Borrowers and their Subsidiaries without regard to whether such amounts are subsequently reborrowed.
(b)    Section 2.4(e)(iii) of the Credit Agreement is hereby amended and restated in its entirety as follows:
(iii)    [Reserved.]
(c)    Section 2.4(e)(vii) of the Credit Agreement is hereby amended to delete each reference to the phase "or Extraordinary Receipts" that appears in such section.
(d)    Section 2.12(d)(iii) of the Credit Agreement is hereby amended and restated in its entirety as follows:
(iii)    Effect of Benchmark Transition Event.
(A)    Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, Agent and Administrative Borrower may amend this Agreement to replace the LIBOR Rate with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after Agent has posted such proposed amendment to all Lenders and Administrative Borrower so long as Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders; provided that, with respect to any proposed amendment containing any SOFR-Based Rate, the Lenders shall be entitled to object only to the Benchmark Replacement Adjustment contained therein. Any such amendment with respect to an Early Opt-in Election will become effective on the date that Lenders comprising the Required Lenders have delivered to Agent written notice that such Required Lenders accept such amendment. No replacement of the LIBOR Rate with a Benchmark Replacement pursuant to this Section 2.12(d)(iii) will occur prior to the applicable Benchmark Transition Start Date.
(B)    Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.
(C)    Notices; Standards for Decisions and Determinations. Agent will promptly notify Administrative Borrower and the Lenders of (1) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date and Benchmark Transition Start Date, (2) the implementation of any Benchmark Replacement, (3) the effectiveness of any Benchmark Replacement Conforming Changes, and (4) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by Agent or Lenders pursuant to this Section 2.12(d)(iii) including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole reasonable discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 2.12(d)(iii).
(D)    Benchmark Unavailability Period. Upon Administrative Borrower's receipt of notice of the commencement of a Benchmark Unavailability Period, Administrative Borrower may revoke any request for a LIBOR Borrowing of, conversion to or continuation of LIBOR Rate Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, Administrative Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans. During any Benchmark Unavailability Period, the component of Base Rate based upon the LIBOR Rate will not be used in any determination of the Base Rate.
(e)    The last sentence of Section 4.9 of the Credit Agreement is hereby amended and restated in its entirety as follows:
Since December 31, 2019, no Material Adverse Change has occurred; provided that in determining whether a Material Adverse Change has occurred for purposes of this Section 4.9, changes or effects directly arising out of or otherwise directly related to the impact of the COVID-19 pandemic on the operations of the Loan

Parties and their Subsidiaries, as described in any Form 10-K, Form 10-Q or Form 8-K filed by the Administrative Borrower with the SEC prior to the First Amendment Effective Date.
(f)    Section 2.13(a) of the Credit Agreement is amended to replace each reference to "Closing Date" appearing therein with a reference to "First Amendment Effective Date."
(g)    Section 6.7 (a)(iii) of the Credit Agreement is hereby amended and restated in its entirety as follows:
(iii) optionally or mandatorily pay, prepay, redeem, defease, purchase or otherwise acquire any or all of the Term Loan Indebtedness, except for (A) the mandatory prepayment of the Term Loan Indebtedness pursuant to Sections 5.2(a), and (b) of the Term Loan Credit Agreement (as in existence on the First Amendment Effective Date and otherwise amended or modified in accordance with Section 6.7(b) or as set forth in analogous provisions of any instruments, agreements or documents evidencing Refinancing Indebtedness thereof), to the extent permitted under the Intercreditor Agreement, (B) annual payments of "Excess Cash Flow" (as defined in the Term Loan Agreement, as in existence on the First Amendment Effective Date and otherwise amended or modified in accordance with Section 6.7(b) or as defined in analogous provisions of any instruments, agreements or documents evidencing Refinancing Indebtedness thereof) pursuant to the terms of the Term Loan Credit Agreement (as in existence on the First Amendment Effective Date and otherwise amended or modified in accordance with Section 6.7(b) or as set forth in analogous provisions of any instruments, agreements or documents evidencing Refinancing Indebtedness thereof), to the extent permitted under the Intercreditor Agreement and (C) optional prepayments of the Term Loan Indebtedness from time to time, so long as, in the case of this clause (C), the Payment Conditions are satisfied, or
(h)    Section 17.15 of the Credit Agreement is hereby amended and restated in its entirety as follows:
17.15    Intercreditor Agreement.
Agent and each Lender hereunder, by its acceptance of the benefits provided hereunder, (a) consents to the subordination of Liens provided for in the Intercreditor Agreement and each Acceptable Intercreditor Agreement, (b) agrees that it will be bound by, and will take no actions contrary to, the provisions of the Intercreditor Agreement and each Acceptable Intercreditor Agreement, and (c) authorizes and instructs the Agent to enter into the Intercreditor Agreement and each Acceptable Intercreditor Agreement, in each case, as Agent on behalf of each Lender. Agent and each Lender hereby agrees that the terms, conditions and provisions contained in this Agreement are subject to the Intercreditor Agreement and any Acceptable Intercreditor Agreement. In the event of a conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control. In the event of a conflict between the terms of any Acceptable Intercreditor Agreement and this Agreement, the terms of such Acceptable Intercreditor Agreement shall govern and control.

(i)    Schedule 1.1 to the Credit Agreement is hereby amended to add the following definitions in appropriate alphabetical order:
"Acceptable Intercreditor Agreement" means, collectively (a) the Intercreditor Agreement and (b) any other intercreditor agreement that is reasonably satisfactory to the Agent, among the Agent, the Term Loan Agent and one or more representatives for the holders of any Indebtedness that is intended to be secured by the Collateral on a pari passu or junior basis with the Term Loan Indebtedness, and acknowledged by the Loan Parties, as the same may be amended, restated, supplemented or otherwise modified in accordance with the terms hereof and thereof.
"Benchmark Replacement" means the sum of: (a) the alternate benchmark rate (which may include Term SOFR) that has been selected by Agent and Administrative Borrower giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to the LIBOR Rate for United States dollar-denominated syndicated credit facilities and (b) the Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than zero, the Benchmark Replacement shall be deemed to be zero for the purposes of this Agreement.
"Benchmark Replacement Adjustment" means, with respect to any replacement of the LIBOR Rate with an Unadjusted Benchmark Replacement for each applicable Interest Period, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by Agent and Administrative Borrower giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the LIBOR Rate with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the LIBOR Rate with the applicable Unadjusted Benchmark Replacement for United States dollar-denominated syndicated credit facilities at such time.
"Benchmark Replacement Conforming Changes" means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of "Base Rate", the definition of "LIBOR Rate Margin", the definition of "Base Rate Margin", the definition of "Interest Period", timing and frequency of determining rates and making payments of interest and other administrative matters) that Agent, in consultation with the Administrative Borrower, decides in its reasonable discretion may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by Agent in a manner substantially consistent with market practice (or, if Agent decides in its reasonable discretion, that adoption of any portion of such market practice is not administratively feasible or if Agent determines in its reasonable good faith discretion that no market practice for the administration of the Benchmark

Replacement exists, in such other manner of administration as Agent, in consultation with the Administrative Borrower, decides is reasonably necessary in connection with the administration of this Agreement).
"Benchmark Replacement Date" means the earlier to occur of the following events with respect to the LIBOR Rate:
(a)    in the case of clause (a) or (b) of the definition of "Benchmark Transition Event," the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of the LIBOR Rate permanently or indefinitely ceases to provide the LIBOR Rate; or
(b)    in the case of clause (c) of the definition of "Benchmark Transition Event," the date of the public statement or publication of information referenced therein.
"Benchmark Transition Event" means the occurrence of one or more of the following events with respect to the LIBOR Rate:
(a)    a public statement or publication of information by or on behalf of the administrator of the LIBOR Rate announcing that such administrator has ceased or will cease to provide the LIBOR Rate, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the LIBOR Rate;
(b)    a public statement or publication of information by the regulatory supervisor for the administrator of the LIBOR Rate, the Federal Reserve System of the United States (or any successor), an insolvency official with jurisdiction over the administrator for the LIBOR Rate, a resolution authority with jurisdiction over the administrator for the LIBOR Rate or a court or an entity with similar insolvency or resolution authority over the administrator for the LIBOR Rate, which states that the administrator of the LIBOR Rate has ceased or will cease to provide the LIBOR Rate permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the LIBOR Rate; or
(c)    a public statement or publication of information by the regulatory supervisor for the administrator of the LIBOR Rate announcing that the LIBOR Rate is no longer representative.
"Benchmark Transition Start Date" means (a) in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication) and (b) in the case of an Early Opt-in Election, the date specified by Agent or the Required Lenders, as applicable, by notice to Administrative Borrower, Agent (in the case of such notice by the Required Lenders) and the Lenders.

"Benchmark Unavailability Period" means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the LIBOR Rate and solely to the extent that the LIBOR Rate has not been replaced with a Benchmark Replacement, the period (x) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the LIBOR Rate for all purposes hereunder in accordance with Section 2.12(d)(iii) and (y) ending at the time that a Benchmark Replacement has replaced the LIBOR Rate for all purposes hereunder pursuant to Section 2.12(d)(iii).
"Compounded SOFR" means the compounded average of SOFRs for the applicable Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate (which may include compounding in arrears with a lookback and/or suspension period as a mechanism to determine the interest amount payable prior to the end of each Interest Period) being established by Agent in accordance with:
(1)    the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining compounded SOFR; provided that:
(2)    if, and to the extent that, Agent determines that Compounded SOFR cannot be determined in accordance with clause (1) above, then the rate, or methodology for this rate, and conventions for this rate that Agent determines in its reasonable discretion are substantially consistent with any evolving or then-prevailing market convention for determining compounded SOFR for U.S. dollar-denominated syndicated credit facilities at such time;
provided, further, that if Agent decides that any such rate, methodology or convention determined in accordance with clause (1) or clause (2) is not administratively feasible for Agent, then Compounded SOFR will be deemed unable to be determined for purposes of the definition of "Benchmark Replacement."
"Corresponding Tenor" with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the applicable Interest Period with respect to the LIBOR Rate.
"Early Opt-in Election" means the occurrence of:
(a)    (i) a determination by Agent or (ii) a notification by the Required Lenders to Agent (with a copy to Administrative Borrower) that the Required Lenders have determined that United States dollar-denominated syndicated credit facilities being executed at such time, or that include language similar to that contained in Section 2.12(d)(iii) are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace the LIBOR Rate, and
(b)    (i) the election by Agent or (ii) the election by the Required Lenders to declare that an Early Opt-in Election has occurred and the provision,

as applicable, by Agent of written notice of such election to Administrative Borrower and the Lenders or by the Required Lenders of written notice of such election to Agent.
"Federal Reserve Bank of New York's Website" means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.
"First Amendment" means that certain First Amendment to Second Amended and Restated Credit Agreement dated as of the First Amendment Effective Date by and among Borrowers, Guarantors, Agent and the Lenders party thereto.
"First Amendment Effective Date" means the "Effective Date" under and as defined in the First Amendment.
"Incremental Equivalent Indebtedness" has the meaning ascribed to such term in the Term Loan Credit Agreement (as in effect on the First Amendment Effective Date) and, for the avoidance of doubt, if secured by Liens on the Collateral, such Liens shall be junior in priority to the Liens on the ABL Priority Collateral granted to, or for the benefit of, Agent to secure the Obligations.
"Relevant Governmental Body" means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.
"SOFR-Based Rate" means SOFR, Compounded SOFR or Term SOFR.
"SOFR" with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York's Website.
"Term SOFR" means the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.
"Unadjusted Benchmark Replacement" means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.
(j)    The following definitions as set forth on Schedule 1.1 to the Credit Agreement are hereby amended and restated in their entirety to read as follows:
"Inactive Subsidiaries" means WNC Receivables Management Corp., WNC Receivables, LLC, Wabash Financing LLC, FTSI Distribution Company, LP, National Trailer Funding, L.L.C., Wabash National Manufacturing, L.P., Wabash National Services, L.P., Cloud Oak Flooring Company, Inc., Continental Transit Corporation and Garsite/Progress LLC.
"Intercompany Subordination Agreement" means a second amended and restated intercompany subordination agreement, dated as of the First Amendment Effective Date, executed and delivered by Borrowers, each of their Subsidiaries,

Term Loan Administrative Agent and Agent, as amended, restated supplemented or otherwise modified from time to time.
"Intercreditor Agreement" means, collectively, that certain Intercreditor Agreement dated as of the First Amendment Effective Date among Agent and Term Loan Administrative Agent, together with the Acknowledgement executed by the Loan Parties with respect thereto, as amended, restated, supplemented or otherwise modified from time to time.
"Maturity Date" shall mean December 21, 2023.
"Term Loan Administrative Agent" means Wells Fargo Bank, National Association, in its capacity as administrative agent and collateral agent under the Term Loan Credit Agreement or any other Term Loan Indebtedness Document, or any successor administrative agent and collateral agent under the Term Loan Credit Agreement.
"Term Loan Credit Agreement" means that certain credit agreement dated as of September 28, 2020, among the Administrative Borrower, the lenders party thereto and Term Loan Administrative Agent, as the same may be amended, restated, modified, supplemented, extended, renewed, refunded, replaced or refinanced, from time to time, in whole or in part, in one or more agreements (in each case with the same or new lenders, institutional investors or agents), including any agreement extending the maturity thereof or otherwise restructuring all or any portion of the Indebtedness thereunder or increasing the amount loaned or issued thereunder or altering the maturity thereof, in each case as and to the extent permitted by this Agreement and the Intercreditor Agreement.
(k)    The definition of the term "EBITDA" set forth on Schedule 1.1 of the Credit Agreement is hereby amended by (x) deleting the word "and" at the end of clause (a)(ii) thereof and (y) immediately following clause (a)(iii) thereof adding the word "and" and a new clause (iv) to read as follows:
(iv) any cash charge, expense or loss made during such period which represents the reversal of any non-cash charge, expense or loss that was added in a prior period pursuant to clause (b)(viii) below subsequent to the period in which the relevant non-cash charge, expense or loss was incurred,
(l)    The definition of the term "EBITDA" set forth on Schedule 1.1 of the Credit Agreement is hereby further amended by amending and restating clause (b)(viii) thereof in its entirety to read as follows:
(viii)    non-cash charges, expenses, losses and other non-cash deductions (provided that if any non-cash charges, expenses, losses or other non-cash deductions referred to in this clause represent an accrual or reserve for potential cash items in any future period, (1) Administrative Borrower may determine not to add back such non-cash charge, expense, loss or other non-cash deduction in the current period and (2) to the extent Administrative Borrower does decide to add back such non-cash charge, expense, loss or other non-cash deduction, the cash payment in respect thereof in such future period shall be subtracted from EBITDA to such extent in such future period pursuant to clause (a)(iv) above),

(m)    The definition of the term "Material Subsidiary" set forth on Schedule 1.1 of the Credit Agreement is hereby amended to add the following sentence at the end thereof:
As of the First Amendment Effective Date, Administrative Borrower is deemed to have designated Garsite/Progress LLC as an Immaterial Subsidiary.
(n)    The definition of the term "Net Cash Proceeds" set forth on Schedule 1.1 of the Credit Agreement is hereby amended to delete clause (c) therefrom in its entirety and to replace the "; and" at the end of clause (b) with ".".
(o)    Clauses (g), (p) and (r) of the definition of the term "Permitted Indebtedness" set forth on Schedule 1.1 to the Credit Agreement is hereby amended and restated in its entirety as follows:
(g)    Acquired Indebtedness of Redhawk outstanding as of the consummation of the Redhawk Acquisition and permitted to remain outstanding under the Redhawk Acquisition Agreement, plus additional Acquired Indebtedness in an aggregate principal amount not to exceed $25,000,000 outstanding at any one time;
(p)    Incremental Equivalent Indebtedness and any Refinancing Indebtedness in respect thereof; provided that at the time of incurrence, and upon giving effect thereto, the aggregate principal amount of such Indebtedness shall not, together with all "Incremental Commitments" and "Incremental Loans" (as such terms are defined in the Term Loan Credit Agreement as in effect on the First Amendment Date) incurred pursuant to Section 2.15 of the Term Loan Credit Agreement (as in effect on the First Amendment Effective Date) at such time, exceed the "Incremental Limit" (as such term is defined in the Term Loan Credit Agreement as in effect on the First Amendment Date);
(r)    Term Loan Indebtedness in an aggregate principal amount not to exceed (i) $150,000,000, plus (ii) an amount equal to the amount of the "Incremental Loans", the "Incremental Commitments" (as such terms are defined in the Term Loan Credit Agreement as in effect on the First Amendment Date) and the Incremental Equivalent Indebtedness, in each case, that can be incurred under Section 2.15 of the Term Loan Credit Agreement (as in effect on the First Amendment Effective Date), plus (iii) the amount of obligations in respect of (A) Secured Hedge Obligations and (B) Secured Cash Management Obligations (in the case of each of the foregoing clauses (A) and (B), as defined in the Term Loan Agreement) at any time outstanding, in each case, and any Refinancing Indebtedness in respect of such Indebtedness,
(p)    The definition of the term "Permitted Inventory Financing Intercreditor Agreement" set forth on Schedule 1.1 to the Credit Agreement is hereby amended and restated in its entirety as follows:
"Permitted Inventory Financing Intercreditor Agreement" means, (a) with respect to the Permitted Inventory Financing described in clause (a) of the definition thereof, that certain Intercreditor Agreement dated as of December 19, 2017, effective as of October 12, 2017, entered into in connection with the Permitted Inventory Financing among the Loan Parties, Agent, Morgan Stanley

Senior Funding, Inc. and Ally Financial Inc., and (b) with respect to the Permitted Inventory Financing described in clause (b) of the definition thereof, an intercreditor agreement entered into in connection with such Permitted Inventory Financing among the Loan Parties, Agent, the Term Loan Administrative Agent and the lender providing such Permitted Inventory Financing, in form and substance reasonably satisfactory to Agent.
(q)    Clause (s) of the definition of the term "Permitted Liens" set forth on Schedule 1.1 to the Credit Agreement is hereby amended and restated in its entirety as follows:
(s)    (i) Liens on Collateral securing the Term Loan Indebtedness subject to the Intercreditor Agreement and any Refinancing Indebtedness in respect thereof, subject to an Acceptable Intercreditor Agreement, and (ii) Liens on the Collateral securing Incremental Equivalent Indebtedness; provided that any Liens securing the Incremental Equivalent Indebtedness (i) are junior in priority to the Liens granted to, or for the benefit of, Agent on the ABL Priority Collateral securing the Obligations, (ii) rank no higher than pari passu with the Liens on the Collateral securing the Term Loan Indebtedness, (iii) do not encumber any property or assets of any Borrower or any Subsidiary other than the Collateral and (iv) are subject to the Intercreditor Agreement and, to the extent not addressed in the Intercreditor Agreement, another Acceptable Intercreditor Agreement,
(r)    Schedule 1.1 to the Credit Agreement is hereby further amended to delete, in their entirety, the definitions of the terms "Extraordinary Receipts", "Term Loan Springing Maturity Date" and "Term Loan Mandatory Prepayment Amendment" therefrom.
(s)    The following schedules to the Credit Agreement are hereby amended and restated in their entirety as attached hereto: Schedules P-2, 4.1(c), 4.6(a), 4.6(b), 4.6(c), 4.13 and 4.15.
2.    Conditions to Effectiveness. This Amendment shall become effective on the first date (the "Effective Date"), when, and only when, each of the following conditions have been satisfied (or waived) in accordance with the terms therein:
(a)    Agent shall have received a copy of this Amendment executed and delivered by Agent, the Lenders and the Loan Parties, together with each of the additional documents, instruments and agreements listed on the closing checklist attached hereto as Exhibit A;
(b)    Borrowers shall have paid all Lender Group Expenses incurred in connection with the transactions evidenced by this Amendment, to the extent invoiced on or prior to the date hereof; and
(c)    the representations and warranties in Section 3 of this Amendment shall be true and correct in all respects as of the Effective Date.
Agent shall promptly notify the Administrative Borrower and Lenders of the satisfaction of the conditions to the occurrence of the Effective Date, which notice shall be conclusive and binding.
3.    Representations and Warranties. In order to induce Agent and Lenders to enter into this Amendment, each Loan Party hereby makes each of the following representations and warranties to the Lenders, each of which shall be true, correct, and complete, in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof), as of the date hereof, and shall be true, correct and complete in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) at and as of the date of the Effective Date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of such earlier date):
(a)    such Loan Party has the corporate or other organizational power and authority to execute, deliver and carry out the terms and provisions of this Amendment and has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of this Amendment;
(b)    such Loan Party has duly executed and delivered this Amendment and this Amendment constitutes the legal, valid and binding obligation of such Loan Party enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, fraudulent conveyance, reorganization, moratorium, or similar laws affecting creditors' rights generally and subject to general principles of equity;
(c)    neither the execution, delivery or performance by such Loan Party of this Amendment nor compliance with the terms and provisions hereof nor the consummation of the transactions contemplated hereby will (a) contravene any material provision of any applicable law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality binding on any Loan Party, (b) result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of such Loan Party (other than Permitted Liens) pursuant to the terms of any Material Contract of any Loan Party or its Subsidiaries other than any such breach, default or Lien that could not reasonably be expected to result in a Material Adverse Change or (c) violate any material provision of the certificate of incorporation, by-laws or other Governing Document of such Loan Party or any of its Subsidiaries;
(d)    after giving effect to the amendments to the Schedules to the Credit Agreement contemplated by this Amendment and the waiver in Section 7 hereof, both immediately before and upon giving effect to the Effective Date and the transactions contemplated hereby, all representations and warranties made by each Loan Party contained in the Credit Agreement and in the other Loan Documents shall be true and correct in all material respects (except that any representation and warranty that is qualified as to "materiality" or "Material Adverse Change" shall be true and correct in all respects) with the same effect as though such representations and warranties had been made on and as of the Effective Date (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects (except that any representation and warranty that is qualified as to "materiality" or "Material Adverse Change" shall be true and correct in all respects) as of such earlier date); and
(e)    after giving effect to the amendments to the Schedules to the Credit Agreement contemplated by this Amendment and the waiver in Section 7 hereof, no Default or

Event of Default shall exist on the Effective Date before or upon giving effect to the effectiveness hereof and the consummation of the transactions contemplated hereby.
4.    Lender Acknowledgment. On the Effective Date, the Lenders party hereto, in their capacity as "ABL Lenders" under (and as defined in) the Intercreditor Agreement and Wells Fargo, in its capacity as "ABL Agent" under (and as defined in) the Intercreditor Agreement, acknowledge and consent to the Term Loan Indebtedness (to the extent a fully executed copy of the principal legal documents evidencing such Term Loan Indebtedness have been delivered to such Lenders and Agent) and each Loan Party's execution thereof.
5.    Reaffirmation of the Loan Parties. Each Loan Party hereby consents to the amendment of the Credit Agreement effected hereby and confirms and agrees that, notwithstanding the effectiveness of this Amendment, each Loan Document to which such Loan Party is a party is, and the obligations of such Loan Party contained in the Credit Agreement, this Amendment or in any other Loan Document to which it is a party are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, in each case as amended by this Amendment. For greater certainty and without limiting the foregoing, each Loan Party hereby confirms that the existing security interests granted by such Loan Party in favor of the Lenders pursuant to the Loan Documents in the Collateral described therein shall continue to secure the obligations of the Loan Parties under the Credit Agreement and the other Loan Documents as and to the extent provided in the Loan Documents.
6.    Amendment, Modification and Waiver. This Amendment may not be amended, modified or waived except in accordance with Section 14.1 of the Credit Agreement.
7.    Waiver. Subject to the satisfaction of the conditions to effectiveness set forth in Section 2 above, Required Lenders hereby waive (a) the Name Change Default, (b) any Event of Default under Section 8.7(a) of the Credit Agreement arising as a result of the Name Change Default, and (c) any Event of Default arising from (i) Borrowers' failure to provide notice to Agent of the Events of Default specified in clauses (a) and (b) above as required by Section 5.1 of the Credit Agreement and/or (ii) any representation or warranty that any Borrower or other Loan Party may have provided to Agent and/or Lenders regarding the absence of any Default or Event of Default during the continuance of the Events of Default specified in clauses (a) and (b) above. Except as expressly set forth in this Amendment, the foregoing waiver shall not constitute (y) a modification or alteration of the terms, conditions or covenants of the Credit Agreement or any other Loan Document, or (z) a waiver, release or limitation upon the exercise by Agent or any Lender of any of its rights, legal or equitable, thereunder.
8.    Release of Garsite.
(a)    Effective automatically upon the execution of this Amendment by Agent and Required Lenders, Agent hereby agrees that (i) Garsite/Progress LLC, a Texas limited liability company ("Garsite"), shall no longer be a "Borrower" or a "Loan Party" for the purposes of the Credit Agreement or any other Loan Document, including without limitation, this Amendment; and (ii) all security interests and Liens granted to Agent, for itself and for the other Lenders, in property and assets of Garsite (the "Garsite Assets") shall automatically terminate and be released.
(b)    Nothing herein shall be construed (a) as evidence of payment in part or in full of the Obligations secured by the Lien created under the Security Agreement or any other Loan Document or (b) except as to the Garsite Assets, as a release, waiver or discharge of any obligations, indebtedness or liabilities of the Loan Parties or any other Person, nor a release of any Liens on any assets described in the Security Agreement or any other Loan Documents now or hereafter executed in connection with the Credit Agreement.
9.    Release of Claims. In consideration of the agreements of Agent and Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Loan Party, on behalf of itself and each of its respective successors, assigns, and other legal representatives (the "Releasing Parties"), hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and the Lenders and each of their successors and assigns, and each of their present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Agent and the Lenders and all such other Persons being hereinafter referred to collectively as the "Releasees" and individually as a "Releasee"), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a "Claim" and collectively, "Claims") of every kind and nature, known or unknown, suspected or unsuspected, at law or in equity, which any Loan Party or any of its respective successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time prior to the date of this Amendment, including, without limitation, for or on account of, or in relation to, or in any way in connection with this Amendment, the Credit Agreement, or any of the other Loan Documents or transactions hereunder or thereunder. The Releasing Parties hereby represent to the Releasees that they have not assigned or transferred any interest in any Claim against any Releasee prior to the date hereof.
10.    Miscellaneous.
(a)    Expenses. Each Borrower agrees to pay promptly after receipt of written demand therefor from Agent all reasonable costs and expenses of Agent (including reasonable and documented attorneys' fees) incurred in connection with the preparation, negotiation, execution, delivery and administration of this Amendment and all other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith. All obligations provided herein shall survive any termination of this Amendment and the Credit Agreement as amended hereby.
(b)    Choice of Law and Venue; Jury Trial Waiver; Reference Provision. Without limiting the applicability of any other provision of the Credit Agreement or any other Loan Document, the terms and provisions set forth in Section 12 of the Credit Agreement are expressly incorporated herein by reference.
(c)    Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Amendment.  Execution of any such counterpart may be by means of  (a) an electronic signature that complies with the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, or any other relevant and applicable electronic signatures law; (b) an original manual signature; or (c) a faxed, scanned, or photocopied manual signature.  Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature.  Agent reserves the right, in its sole discretion, to accept, deny, or condition acceptance of any electronic signature on this Amendment.   Any party delivering an executed counterpart of this Amendment by faxed, scanned or photocopied manual signature shall also deliver an original manually executed counterpart, but the failure to deliver an original manually executed counterpart shall not affect the validity, enforceability and binding effect of this Amendment.

[Signature Pages Follow]
IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized and delivered as of the date first above written.
BORROWERS:
WABASH NATIONAL CORPORATION, a Delaware corporation

By: /s/ Michael N. Pettit
Name: Michael N. Pettit
Title: Senior Vice President and Chief Financial Officer

WABASH NATIONAL, L.P., a Delaware limited partnership

By:    Wabash National Trailer Centers, Inc., Its General Partner

By: /s/ Michael N. Pettit
Name: Michael N. Pettit
Title: Treasurer
WABASH WOOD PRODUCTS, INC. (f/k/a WNC Cloud Merger Sub, Inc.), an Arkansas corporation

By: /s/ Michael N. Pettit
Name: Michael N. Pettit
Title: Vice President and Treasurer

TRANSCRAFT CORPORATION, a Delaware corporation
By: /s/ Michael N. Pettit
Name: Michael N. Pettit
Title: Vice President and Treasurer

WABASH NATIONAL TRAILER CENTERS, INC., a Delaware corporation
By: /s/ Michael N. Pettit
Name: Michael N. Pettit
Title: Treasurer

WALKER GROUP HOLDINGS LLC, a Texas limited liability company

By:    Wabash National, L.P., Its Sole Member

    By:    Wabash National Trailer Centers, Inc., Its General Partner

By: /s/ Michael N. Pettit
Name: Michael N. Pettit
Title: Treasurer
BULK SOLUTIONS LLC, a Texas limited liability company

By:    Walker Group Holdings LLC, Its Sole Member

    By:    Wabash National, L.P., Its Sole Member

        By:    Wabash National Trailer Centers, Inc., Its General Partner

By: /s/ Michael N. Pettit
Name: Michael N. Pettit
Title: Treasurer
WALKER STAINLESS EQUIPMENT COMPANY LLC, a Delaware limited liability company

By:    Walker Group Holdings LLC, Its Sole Member

    By:    Wabash National, L.P., Its Sole Member

        By:    Wabash National Trailer Centers, Inc., Its General Partner

By: /s/ Michael N. Pettit
Name: Michael N. Pettit
Title: Treasurer

BRENNER TANK LLC, a Wisconsin limited liability company

By:    Walker Group Holdings LLC, Its Sole Member

    By:    Wabash National, L.P., Its Sole Member

        By:    Wabash National Trailer Centers, Inc., Its General Partner

By: /s/ Michael N. Pettit
Name: Michael N. Pettit
Title: Treasurer

BRENNER TANK SERVICES LLC, a Wisconsin limited liability company

By:    Brenner Tank LLC, Its Sole Member

    By:    Walker Group Holdings LLC, Its Sole Member

    By:    Wabash National, L.P., Its Sole Member

        By:    Wabash National Trailer Centers, Inc., Its General Partner

By: /s/ Michael N. Pettit
Name: Michael N. Pettit
Title: Treasurer

Supreme UPFIT SOLUTION & SERVICE, Inc., f/k/a Supreme Armored, Inc., a Texas corporation
By: /s/ Michael N. Pettit
Name: Michael N. Pettit
Title: Vice President and Assistant Treasurer

SUPREME INDUSTRIES, INC., a Delaware corporation
By: /s/ Michael N. Pettit
Name: Michael N. Pettit
Title: Vice President and Treasurer

SUPREME CORPORATION, a Texas corporation
By: /s/ Michael N. Pettit
Name: Michael N. Pettit
Title: Vice President and Assistant Treasurer

SUPREME INDIANA OPERATIONS, INC., a Delaware corporation
By: Michael N. Pettit
Name: Michael N. Pettit
Title: Vice President and Assistant Treasurer

SUPREME CORPORATION OF GEORGIA, a Texas corporation
By: /s/ Michael N. Pettit
Name: Michael N. Pettit
Title: Vice President and Assistant Treasurer

SUPREME CORPORATION OF TEXAS, a Texas corporation
By: /s/ Michael N. Pettit
Name: Michael N. Pettit
Title: Vice President and Assistant Treasurer

SUPREME TRUCK BODIES OF CALIFORNIA, INC., a California corporation
By: /s/ Michael N. Pettit
Name: Michael N. Pettit
Title: Vice President and Assistant Treasurer

SUPREME MID-ATLANTIC CORPORATION, a Texas corporation
By: /s/ Michael N. Pettit
Name: Michael N. Pettit
Title: Vice President and Assistant Treasurer

SC TOWER STRUCTURAL LAMINATING, INC., a Texas corporation
By: /s/ Michael N. Pettit
Name: Michael N. Pettit
Title: Vice President and Assistant Treasurer

GUARANTORS:
CLOUD OAK FLOORING COMPANY, INC.

By: /s/ Michael N. Pettit
Name: Michael N. Pettit
Title: Vice President and Assistant Treasurer

NATIONAL TRAILER FUNDING, L.L.C.

By:    Wabash National Trailer Centers, Inc.,

By: /s/ Michael N. Pettit
Name: Michael N. Pettit
Title: Treasurer

WABASH NATIONAL MANUFACTURING, L.P. (f/k/a Wabash National Lease Receivables, LP)

By:    Wabash National Corporation, Its General Partner

By: /s/ Michael N. Pettit
Name: Michael N. Pettit
Title: Senior Vice President and Chief Financial Officer

CONTINENTAL TRANSIT CORPORATION
By: /s/ Michael N. Pettit
Name: Michael N. Pettit
Title: Treasurer

WABASH NATIONAL SERVICES, L.P.

By:    Wabash National Trailer Centers, Inc.,
    Its General Partner

By: /s/ Michael N. Pettit
Name: Michael N. Pettit
Title: Treasurer

FTSI DISTRIBUTION COMPANY, L.P.

By:    Wabash National Trailer Centers, Inc., Its General Partner

By: /s/ Michael N. Pettit
Name: Michael N. Pettit
Title: Treasurer

AGENT:
WELLS FARGO CAPITAL FINANCE, LLC

By: /s/ Laura Nickas
Name: Laura Nickas
Title: Authorized Signatory

LENDERS:
WELLS FARGO CAPITAL FINANCE, LLC
By: /s/ Laura Nickas
Name: Laura Nickas
Title: Authorized Signatory

CITIZENS BUSINESS CAPITAL, a division of Citizens Asset Finance, Inc., as a Lender
By: /s/ James G. Zamborsky
Name: James G. Zamborsky
Title: Vice President

PNC BANK, NATIONAL ASSOCIATION, as a Lender
By: /s/ Andrew Salmon
Name: Andrew Salmon
Title: Vice President

EXHIBIT A

Closing Checklist

[Attached]

Schedules P-2, 4.1(c), 4.6(a), 4.6(b), 4.6(c), 4.13 and 4.15 to the Credit Agreement

[Attached]